Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-33621, No. 2-99945, No. 333-59727, No. 333-138458, No. 333-49023, and No. 333-188437) of VF Corporation of our report dated June 18, 2025, relating to the financial statements and supplemental schedule of the VF 401K Savings Plan which appear in this Form 11-K for the year ended December 31, 2024.

/s/ BDO USA, P.C.
Charlotte, North Carolina
June 18, 2025